UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 1, 2017

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HEARTLAND EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-15087	93-0926999
(State of other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

901 NORTH KANSAS AVE, NORTH LIBERTY, IA	52317
(Address of Principal Executive Offices)	(Zip Code)

(319) 626-3600
Registrant's Telephone Number (including area code):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.02(b)

Effective November 1, 2017, John P. Cosaert retired as Heartland Express, Inc.'s (the "Company") Executive Vice President of Finance, Treasurer and Chief Financial Officer, but still remains an employee of the Company as a mentor and coach throughout the organization. The retirement includes Mr. Cosaert's designation as the Company's Principal Financial Officer and Principal Accounting Officer.

The Company’s Board of Directors has announced that Christopher A. Strain, age 43, will become the Company’s Vice President of Finance, Treasurer and Chief Financial Officer, effective November 1, 2017. Mr. Strain will also assume the designation as the Company's Principal Financial Officer and Principal Accounting Officer. Mr. Strain has served as the Company’s Vice President, Controller and Secretary since May 2015 and has served in the Company’s accounting and finance department since 2007. Mr. Strain will continue to serve as the Company's Secretary. Prior to joining the Company, Mr. Strain was employed by Deloitte & Touche, LLP from 1997 to 2007 as a certified public accountant. Mr. Strain is currently an inactive holder of the certified public accountant certification.

There is no arrangement or understanding between Mr. Strain and any other person pursuant to which Mr. Strain was appointed the Company's Executive Vice President of Finance, Treasurer and Chief Financial Officer. There are no transactions in which Mr. Strain has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c)     Exhibits

The Exhibit listed on the Exhibit Index accompanying Form 8-K is furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned thereunto duly authorized.

HEARTLAND EXPRESS, INC.

Date:	November 3, 2017	By: /s/ Christopher A. Strain
Christopher A. Strain
Vice President - Finance, Chief Financial Officer
Treasurer and Secretary

EXHIBIT INDEX

EXHIBIT
NUMBER	EXHIBIT DESCRIPTION

99.1	Press release issued by the Company on November 1, 2017, announcing the Retirement of Executive Vice President of Finance, Treasurer and Chief Financial Officer John P. Cosaert